UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

GALENFEHA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
	420 Throckmorton Street, Suite 200	76102
	Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(817) 945-6448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 24th, 2018 Galenfeha, Inc. (the ‘Company’) entered into a Definitive Agreement to acquire all assets and operations of Frontier Oilfield Services, Inc. (‘FOSI’), where the Company would issue 1 share of Preferred series of stock for each outstanding share of FOSI. Management at FOSI told the Company that a majority of the shareholders had approved the Transaction.

On January 16th, 2019, FOSI management contacted the Company, and reported that a minority holder of FOSI had expressed concerns that he had not been properly represented on the transaction; therefore legal remedies would be pursued. In order to prevent a lawsuit, FOSI management and Galenfeha management agreed that the transaction should be suspended until the situation could be remedied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23rd, 2019

GALENFEHA, INC.

/s/ Trey Moore
Trey Moore
President/CEO
Galenfeha, Inc.